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                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE


             Financial Communications Contacts:  Olga Fleming (investors)
                                                 Lisa Bradlow (media)
                                                 CPR Financial Communications
                                                 (201) 641-2408

                AVAX TECHNOLOGIES BECOMES FIRST COMPANY TO COMMERCIALIZE
                     INDIVIDUALIZED CANCER VACCINE FOR MELANOMA
                        - M-VAX -TM- FOR STAGE III MELANOMA
                  NOW AVAILABLE FOR ADMINISTRATION IN AUSTRALIA -

KANSAS CITY, MO, JULY 18, 2000 -- AVAX TECHNOLOGIES, INC. (NASDAQ: AVXT) today announced that its autologous cancer vaccine (AC Vaccine-TM-) for melanoma, M-Vax-TM-, is now commercially available in Australia, for administration to individuals with Stage III melanoma metastatic to the lymph node. This marks the first time a centrally produced autologous cancer vaccine for melanoma, custom-made from the patient's own tumor cells, has been made commercially available anywhere. AVAX Australia Pty. Ltd., a joint venture between AVAX Technologies and Australian Vaccine Technologies Ltd.
(AVT), will market the vaccine and conduct day-to-day operations. Although M-Vax is only available in Australia, AVAX is exploring options for providing the vaccine to patients in a number of European countries. In the United States, a multi-center pivotal registration trial of M-Vax for Stage III melanoma is currently underway to meet U.S. regulatory requirements. A Phase
2 trial using M-Vax for the treatment of Stage IV melanoma is also being conducted. The company's AC Vaccine technology is also in human clinical trials for ovarian cancer, acute myelogenous leukemia (AML) and breast cancer.

Jeffrey M. Jonas, M.D., president and chief executive officer of AVAX Technologies, Inc., stated, "This is an important milestone not only for AVAX, but for cancer patients, the physicians who treat them and cancer researchers worldwide. Our quest has always been to develop a cancer vaccine with therapeutic potential that is essentially non-toxic. M-Vax is a valuable treatment option for people in Australia with melanoma metastatic to the lymph node, who currently have few treatment options. In hundreds of U.S. patients with Stage III melanoma treated in clinical trials, M-Vax has been associated with up to 50-55% five-year survival with no serious side effects. We are now able to provide this treatment option to the Australian market, which has the highest melanoma incidence in the world.

"Given the strength of our clinical data and the safety profile of this product, our ultimate objective is to offer this treatment option to melanoma patients worldwide, as quickly as possible. Australian commercialization is a significant achievement in reaching this goal as it allows AVAX the opportunity to validate its business model."

Melanoma is the most serious form of skin cancer and afflicts approximately 400,000 people worldwide. Australia has the highest melanoma incidence per capita in the world, with a 1999-projected incidence of 8,500 new cases [SOURCE: AUSTRALIAN INSTITUTE FOR HEALTH AND WELFARE]. The current approved treatment for Stage III melanoma (metastasis to regional lymph nodes) in the United States is surgical removal of the tumor mass (debulking), followed by high-doses of alpha interferon.



                             -over-

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AVAX TECHNOLOGIES BECOMES FIRST COMPANY TO COMMERCIALIZE INDIVIDUALIZED CANCER
VACCINE FOR MELANOMA
PAGE 2

"This has been a very exciting time for AVAX. Recently, we gathered 10-year long-term survival data in 214 patients, with Stage III melanoma," continued Dr. Jonas. "In this study, we had a median follow-up of 4.4 years, with the longest follow-up obtained for over 10 years. Remarkably, in this analysis, the overall five-year survival rate for patients with spread of melanoma to one nodal area was 50% compared to the 20%-22% survival historically associated with surgery alone. The five-year survival rate in patients with metastases to two nodal areas was 35%, demonstrating meaningful improvement over historical results. These additional data encourage us to continue the development of our technology, not only in melanoma but in other cancers as well. As we cultivate commercial opportunities abroad, we have four additional clinical trials in progress in the U.S. that are evaluating our AC Vaccine technology's potential in treating solid tumors, such as ovarian cancer, as well as liquid tumors such as AML."

AVAX Technologies currently owns a 65% interest in the AVAX Australia joint venture, which is marketing M-Vax. To date, AVAX Australia has received a total of $7.0 million (AUD) from Australian Vaccine Technologies (AVT), formerly Neptunus International Holdings, for a 35% interest in the joint venture entity. AVT also has the option to purchase an additional 15% interest for $3.0 million (AUD). Under the terms of the agreement, AVAX Technologies has been granted an option to purchase common stock equivalent to 5% of AVT's fully diluted shares. AVT trades on the Australian Stock Exchange (ASX) under the symbol "AVT".

     To date, more than 400 patients have been treated with M-Vax, under U.S. clinical trials, with no serious side effects. M-Vax has received orphan drug status in the U.S. The AC Vaccine technology is also being evaluated in a multi-center Phase 2 trial in ovarian cancer (O-Vax-TM-), a Phase 1/2 equivalent trial in breast cancer with The University of Tokyo, and a Phase 1/2 trial in acute myelogenous leukemia (L-Vax-TM-) at the MD Anderson Cancer Center. The AC Vaccine-TM- technology was invented by David Berd, M.D., professor of medicine at the Kimmel Cancer Center at Thomas Jefferson University in Philadelphia.

M-Vax is produced in Australia through a contract manufacturing agreement with Bioenterprises Pty. Ltd.

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: the AC Vaccine technology, topoisomerase inhibitors and anti-estrogens.

    AVAX TECHNOLOGIES WILL BE HOSTING A CONFERENCE CALL TODAY TO DISCUSS THE
              COMPANY'S GENOPOIETIC TRANSACTION AND THE LAUNCH OF
            M-VAX-TM-IN AUSTRALIA. THE CONFERENCE CALL WILL BE HELD
          TUESDAY, JULY 18, 2000 AT 2:00 P.M. EST. TO PARTICIPATE IN
            THE CALL, PLEASE CALL MICHAEL GLICKMAN AT CPR FINANCIAL
                       COMMUNICATIONS AT 201-641-2408.

                                 #  #  #

Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each stage of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, to obtain substantial additional funds, to close the Genopoietic transaction on substantially the terms agreed to, to integrate the Genopoietic product candidates, technologies and operations into AVAX, to allocate current cash resources in an effective manner among AVAX and Genopoietic product candidates and technologies, to raise additional capital sooner than would otherwise have been required prior to the Genopoietic transaction, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31,1999. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.